SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)	July 1, 2002

SONIC INNOVATIONS, INC.

(Exact name of registrant specified in its charter)

Delaware	000-30335	87-0494518
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

2795 East Cottonwood Parkway Suite 660 Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip code)

(801) 365-2800

(Registrant’s telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

This Form 8-K/A amends and restates in its entirety the Form 8-K dated July 1, 2002 and filed on July 2, 2002 by Sonic Innovations, Inc. (the “Registrant”). This Form 8-K/A is being filed to clarify that the Registrant has been unable to obtain a letter from Arthur Andersen stating whether it agrees with the statements filed in this filing.

ITEM 4.    CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On July 1, 2002, Sonic Innovations, Inc. (NASDAQ: SNCI) (the “Registrant”) dismissed its independent auditor, Arthur Andersen LLP (“Arthur Andersen”) and appointed KPMG LLP as its new independent auditor, effective immediately. These actions were recommended by the audit committee of the Registrant’s board and unanimously approved by the Registrant’s board of directors.

During the two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period of 2002 through the date of this report, there was no disagreement between the Registrant and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of such disagreement in its reports, and there occurred no reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Arthur Andersen on the consolidated financial statements of the Registrant for the fiscal years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

As required under Securities and Exchange Commission regulations, the Registrant provided Andersen with a copy of the foregoing disclosures and requested that Arthur Andersen furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements by the Registrant in this disclosure and, if not, stating the respects in which it does not agree. Although reasonable efforts have been made by the Registrant, it has been unable to obtain such a letter from Arthur Andersen. The Registrant is therefore relying on temporary Item 304T(b)(2) of Regulation S-K in filing this report on Form 8-K.

During the two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period of 2002 through the date of this report, the Registrant did not consult with KPMG LLP with respect to the application of accounting principals to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s consolidated financial statements, or any other matters or reportable events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SONIC INNOVATIONS, INC.

By:	/s/ STEPHEN L. WILSON
Stephen L. Wilson Vice President and Chief Financial Officer

Dated:    August 15, 2002